POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of
AVI BioPharma, Inc. (the Company), hereby
constitutes and appoints each of Michael Jacobsen,
Bryan King, and Wilson Sonsini Goodrich &
Rosati, P.C. the undersigneds true and lawful
attorney in fact to:
1.	complete and execute Forms ID, 3,4 and 5
and other forms and all amendments thereto as
such attorney in fact shall in his or her discretion
determine to be required or advisable pursuant
to Section 16 of the Securities Exchange Act of 1934
(as amended) and the rules and regulations
promulgated thereunder, or any successor laws and
regulations, as a consequence of the undersigneds
ownership, acquisition or disposition of securities
of the Company; and
2.	do all acts necessary in order to file such
forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney in fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney in fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that each foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 (as amended).
This Power of Attorney revokes any previously executed powers of attorney and shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and each foregoing attorney in fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 14th day of March, 2012.

Signature	/s/ Ben Gil Price
	        Ben Gil Price